                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE                                   CONTACT:  Richard Broome
                                                   Media Relations: 201-307-2486
                                                                 Lauren S. Babus
                                                Investor Relations: 201-307-2337

HERTZ REPORTS RECORD THIRD QUARTER REVENUE AND EARNINGS

PARK RIDGE, NJ, OCTOBER 13, 2000 - The Hertz Corporation (NYSE: HRZ) reported record Third Quarter revenues of $1.438 billion, an increase of 6.9%, or $93 million, over the comparable period last year, and a 9.6% increase before the effects of foreign exchange translation. Net income for the quarter was a record $142.8 million or $1.33 per share on a diluted basis. The per share amount represents a $0.05 increase year-over-year and is $0.03 above the average of analysts' estimates as published by First Call.

Worldwide vehicle rental and leasing revenue in the Third Quarter was $1.160 billion, an increase of 5.7% over the comparable period last year, or an increase of 8.7% before the effects of foreign exchange translation. Worldwide industrial and construction equipment rental revenue was $269 million, a 15.5% increase over the same period last year, or an increase of 17.0% before the effects of foreign exchange, and same market revenue increased 4.0% over last year.

The Company expects diluted net income per share of $3.33 for the full year 2000, which includes a one-time net gain, related to the disposal of real property, of $0.05 per share diluted reported in the Second Quarter of this year. The Company continues to expect a weaker First Quarter of 2001 than the comparable period in 2000, but expects to achieve the average analysts' estimate of $3.42 net income per share for the full year 2001.

Craig R. Koch, President and Chief Executive Officer, said "we are pleased that we have achieved record earnings for the eleventh consecutive quarter. While it is still early in our 2001 planning cycle, and allowing for some economic moderation and a weaker First Quarter, we remain comfortable with the full year 2001 consensus estimate, which would be the eighth consecutive record year for Hertz. We are encouraged that the fundamentals, including pricing opportunities, support full-year profit growth for 2001."

DOMESTIC VEHICLE RENTAL, which includes airport and suburban markets, had pre-tax earnings for the Third Quarter of $162.5 million, up 3.9% over last year, generating an 18.8% margin. Revenues in the Third Quarter totaled $866.4 million, an increase of 7.4% over last year. Rental revenue in the Third Quarter grew by 7.7%, comprised of 9.7% transaction day growth, partially offset by a revenue per day decline of 1.9% compared with Third Quarter 1999. At airport locations, revenue per day declined by 0.4% year-over-year. There are now 634 suburban locations, an increase of 149 year-to-date, which generated Third Quarter revenue of $116 million, or a 32.7% increase year-over-year.

The Company expects that revenue per day will be down 2% to 3% in the Fourth Quarter 2000 with continued solid growth in transactions days. The outlook for 2001 is for no significant increases in revenue per day early in the year, compared with strong revenue per day growth in the same period of 2000. Growth in revenue per day is more likely to occur in the Second Quarter and later in 2001. These assumptions yield the following estimates:

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
HERTZ REPORTS RECORD THIRD QUARTER REVENUE AND EARNINGS -- PAGE 2

     U.S. CAR RENTAL                           CONSOLIDATED                              AIRPORT
                                ------------------------------------------           ---------------
                                Revenue Per Day           Transaction Days           Revenue Per Day
                                ---------------           ----------------           ---------------
         Q4-2000                  <2%> to<3%>              +8.5% to +9.5%            <1.5%> to <2.5%>
         FY-2001                  Flat to +1%                +7% to +8%                 +1% to +2%

WORLDWIDE INDUSTRIAL AND CONSTRUCTION EQUIPMENT RENTAL generated pre-tax income of $22.1 million, down from the same period in 1999, but improved from the Second Quarter of 2000. The Company expects this business will achieve overall revenue growth in 2000 of 13% to 15%, with the pre-tax margin in the mid-single digit range. Pricing, down 4% in the first half of 2000, leveled off to a 1% decrease year-over-year. To improve profitability, the Company has slowed the growth of its network, implemented a staff restructuring, continued to focus on revenue management and mix-of-business, adopted a conservative 2001 fleet purchase program, and increased prices on high utilization equipment where market conditions warranted.

The Company expects worldwide equipment rental revenue to grow by 9% to 11% in 2001, with an improvement in pre-tax margin as more of its newer locations mature and cost reductions flow through to earnings. Network expansion will continue, focusing on specific markets with high revenue and profit opportunity. The Company noted that significant growth opportunities exist through market share improvement and the growth of equipment rental as an alternative to ownership.

INTERNATIONAL VEHICLE RENTAL AND LEASING generated total reported Third Quarter revenue of $293 million, about the same as the comparable period last year. However, the revenue increase was $35 million, or 12.4%, before the effect of foreign exchange. Rental revenue in the Third Quarter increased 13.5%, before foreign exchange, which is comprised of revenue per day and transaction day growth of 1.4% and 11.9%, respectively, led by strong transaction day growth in Europe, Brazil and the Caribbean. International pre-tax profits in the Third Quarter were $56.6 million, up 10.2% from the comparable period last year, including the adverse effects of foreign exchange and business disruptions related to fuel price disputes in several European countries. Also, the Company announced that on August 31, 2000 it had transferred, at the estimated fair value of $99.2 million, $16.4 million more than net book value, its car leasing businesses in Australia, New Zealand and the U.K. to Axus International, a subsidiary of Ford Motor Credit, that Hertz has managed under contract since January 2000.

The Company expects revenue per day for international car rental to be flat to up 1% during the Fourth Quarter and transaction day growth to be up 8% to 9% for the Quarter. The preliminary outlook for the full year 2001 is for revenue per day to be up 1% to 2% over the year 2000, with transaction day growth of 9% to 10% over the prior year.

Headquartered in Park Ridge, New Jersey, Hertz operates from approximately 6,500 locations in the U.S. and in over 140 foreign countries.

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
HERTZ REPORTS RECORD THIRD QUARTER REVENUE AND EARNINGS -- PAGE 3

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, forecasts and assumptions and involve risks and uncertainties, some of which are outside of the Company's control, that could cause actual outcomes and results to differ materially from current expectations. These risks and uncertainties include, among other things, price and product competition, changes in general economic and business conditions, wage inflation, economic and competitive conditions in markets and countries where the Company's customers reside and where the Company and its licensees operate, changes in capital availability or cost, costs and other terms related to the acquisition and disposition of automobiles and equipment, and certain regulatory and environmental matters. These forward-looking statements represent the Company's judgments as of the date of this release. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.


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
                              THE HERTZ CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                            (In Thousands of Dollars)
                                    Unaudited

                                                                   Three Months                              As % of
                                                                Ended September 30,                        Total Revenue
                                                        ----------------------------------        ------------------------------
                                                            2000                  1999                2000              1999
                                                        ------------          ------------        ------------      ------------
Revenue                                                 $  1,437,756          $  1,344,808            100.0%            100.0%
                                                        ------------          ------------        ------------      ------------
Expenses:
    Direct operating                                         600,000               564,976             41.7%             42.0%
    Depreciation of revenue earning equipment                367,393               336,773             25.6%             25.0%
    Selling, general and administrative                      115,725               116,650              8.0%              8.7%
    Interest - net                                           119,046                93,714              8.3%              7.0%
                                                        ------------          ------------        ------------      ------------
       Total expenses                                      1,202,164             1,112,113             83.6%             82.7%
                                                        ------------          ------------        ------------      ------------
Income before income taxes                                   235,592               232,695             16.4%             17.3%
Income taxes                                                  92,829                93,659              6.5%              7.0%
                                                        ------------          ------------        ------------      ------------
Net income                                              $    142,763          $    139,036              9.9%             10.3%
                                                        ============          ============        ============      ============
Earnings per share:
    Basic                                               $       1.33          $       1.29
    Diluted                                             $       1.33          $       1.28
Weighted average number of shares outstanding:
    Basic                                                107,427,227           108,032,375
    Diluted                                              107,544,367           108,551,164

                                                                    Nine Months                               As % of
                                                                Ended September 30,                        Total Revenue
                                                        ----------------------------------        ------------------------------
                                                            2000                  1999                2000              1999
                                                        ------------          ------------        ------------      ------------
Revenue                                                 $  3,862,288          $  3,545,152            100.0%            100.0%
                                                        ------------          ------------        ------------      ------------
Expenses:
    Direct operating                                       1,708,496             1,571,510             44.2%             44.3%
    Depreciation of revenue earning equipment              1,007,491               921,634             26.1%             26.0%
    Selling, general and administrative                      341,068               340,134              8.8%              9.6%
    Interest - net                                           307,335               250,211              8.0%              7.1%
                                                        ------------          ------------        ------------      ------------
       Total expenses                                      3,364,390             3,083,489             87.1%             87.0%
                                                        ------------          ------------        ------------      ------------
Income before income taxes                                   497,898               461,663             12.9%             13.0%
Income taxes                                                 195,104               185,963              5.1%              5.2%
                                                        ------------          ------------        ------------      ------------
Net income                                              $    302,794          $    275,700              7.8%              7.8%
                                                        ============          ============        ============      ============
Earnings per share
    Basic                                               $       2.81          $       2.55
    Diluted                                             $       2.81          $       2.54
Weighted average number of shares outstanding:
    Basic                                                107,616,838           108,005,161
    Diluted                                              107,790,428           108,685,605

                               BALANCE SHEET DATA
                            (In Thousands of Dollars)
                                    Unaudited

                                                                  September 30,
                                                         --------------------------------
                                                            2000                  1999
                                                            ----                  ----
Revenue earning equipment:
    Cars                                                 $ 5,790,113           $ 5,344,510
    Other equipment                                        1,777,254             1,572,891
Total assets                                              11,191,424            10,159,373
Total debt                                                 7,345,085             6,566,201
Stockholders' equity                                       1,917,024             1,636,705

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
                              THE HERTZ CORPORATION
                            SUPPLEMENTARY INFORMATION
                            (In Millions of Dollars)
                                    Unaudited

                                                                                              Three Months Ended September 30,
                                                                                      ----------------------------------------------
                                                                                         2000              1999        % Inc. - Dec.
                                                                                      ---------         ---------      -------------
                                                           SEGMENT RESULTS
   Revenue
     Vehicle Rental and Leasing
        Domestic                                                                      $   866.4         $   806.9             7.4%
        International                                                                     293.3             290.5             1.0%
                                                                                      ---------         ---------
         Worldwide Vehicle Rental and Leasing                                           1,159.7           1,097.4             5.7%
     Industrial and Construction Equipment Rental                                         269.1             233.1            15.5%
     Corporate and Other                                                                    9.0              14.3          - 37.1%
                                                                                      ---------         ---------
            Total                                                                     $ 1,437.8         $ 1,344.8             6.9%
                                                                                      =========         =========

   Pretax Income
     Vehicle Rental and Leasing
        Domestic                                                                      $   162.5         $   156.4             3.9%
        International                                                                      56.6              51.3            10.2%
                                                                                      ---------         ---------
         Worldwide Vehicle Rental and Leasing                                             219.1             207.7             5.5%
     Industrial and Construction Equipment Rental                                          22.1              32.5          - 31.9%
     Corporate and Other                                                                   (5.6)             (7.5)           25.4%
                                                                                      ---------         ---------
            Total                                                                     $   235.6         $   232.7             1.2%
                                                                                      =========         =========

                                        VEHICLE RENTAL AND LEASING SEGMENT OPERATING METRICS

   Domestic Car Rental Operations (Consolidated)*
      Rental Revenue                                                                  $   864.8         $   803.1             7.7%
      Transaction Days, in millions                                                       20.98             19.12             9.7%
      Revenue Per Day, in whole dollars                                               $   41.21         $   42.00           - 1.9%

   International Car Rental Operations - Before F/X
      Rental Revenue                                                                  $   296.0         $   260.8            13.5%
      Transaction Days, in millions                                                        8.52              7.62            11.9%
      Revenue Per Day, in whole dollars                                               $   34.73         $   34.24             1.4%

   Worldwide Car Rental Operations - Before F/X
      Rental Revenue                                                                  $ 1,160.8         $ 1,063.9             9.1%
      Transaction Days, in millions                                                       29.51             26.74            10.3%
      Revenue Per Day, in whole dollars                                               $   39.34         $   39.79           - 1.1%


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   *Domestic Car Rental Operations(a)

       Suburban Car Rental Revenue                                                       $115.8          $  87.3              32.7%
       Airport Car Rental Operations
          Rental Revenue                                                                 $751.8          $ 712.7               5.5%
          Transaction Day Growth                                                                                               5.9%
          Revenue Per Day Growth                                                                                              (0.4)%

               Commercial Rentals
                    Transaction Day Growth                                                                                     2.8%
                    Revenue Per Day Growth                                                                                     0.3%
               Discretionary Rentals
                    Transaction Day Growth                                                                                     9.6%
                    Revenue Per Day Growth                                                                                    (1.2)%

     (a) Based on the Company's statistical tracking system.



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                               INDUSTRIAL AND CONSTRUCTION EQUIPMENT RENTAL SEGMENT OPERATING METRICS

    Worldwide Same Market Revenue Growth - Before F/X                                                                       + 4.0%
    United States Rental Rate Change                                                                                        - 1.1%

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